Press Release	Exhibit 99.1

Acutus Medical Reports Fourth Quarter and Full Year 2023 Financial Results
CARLSBAD, Calif., April 1, 2024 (GLOBE NEWSWIRE) — Acutus Medical, Inc. (“Acutus” or the “Company”) (Nasdaq: AFIB) today reported results for the fourth quarter and full year ended December 31,2023.
Recent Highlights:
•Announced strategic realignment of resources and corporate restructuring on November 8, 2023 with the objective of optimizing financial position and maximizing free cash flow.

•The Continuing Operations focuses on the implementation of the business model to shift to solely support the manufacturing and distribution of Medtronic’s left-heart access product portfolio.

•Discontinued Operations relates to the Company’s mapping and ablation business that was wound down as part of the strategic realignment of resources and corporate restructuring.

•Fourth quarter revenue from Continuing Operations of $2.4 million grew 118% year-over-year, from $1.1 million in the year ago fourth quarter.

•Full year revenue from Continuing Operations of $7.2 million, grew 136% year-over-year from $3.0 million in 2022.
Full Year 2024 Financial Results
Revenue from Continuing Operations was $2.4 million for the fourth quarter of 2023, an increase of 118% compared to $1.1 million for the fourth quarter of 2022. The improvement over last year was primarily driven by sales through the Company’s distribution agreement with Medtronic.

Full Year 2024 Financial Results
Revenue from Continuing Operations was $7.2 million for the full year of 2023, an increase of 136% compared to $3.0 million for the full year of 2022. The improvement over last year was driven by sales through the Company’s distribution agreement with Medtronic.
Gross margin on a GAAP basis was negative 44% for the full year ended December 31,2023 compared to negative 63% for the full year ended December 31, 2022. The improvement was driven by higher production volumes related to left-heart access manufacturing, operational efficiencies implemented on the production line, and reduced manufacturing overhead expenses.
Operating expenses for continuing operations, consisting of research and development, and selling, general and administrative expenses on a GAAP basis were $17.5 million for the year ended December 31,2023 compared to $23.4 million for the same period last year. The decrease in operating expenses resulted from reduced discretionary spend, and the reprioritization of certain research and development programs.
Net loss on continuing operations on a GAAP basis was $11.9 million for the full year ended December 31, 2023 and net loss per share was $0.41 on a weighted average basic and diluted outstanding share count of 29.1 million, compared to a net income of $28.8 million and a net earnings per share of $1.02 on a weighted average basic outstanding share count of 28.5, and a net earnings per share of $0.78 on a weighted average diluted outstanding share count of 37.2 million for the same quarter last year. The decrease in net Income is primarily related to the change in the gain on sale of the Left Heart Access business to Medtronic from the year ended December 31, 2022.

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Cash, cash equivalents, marketable securities and restricted cash were $29.4 million as of December 31, 2023.

Loss on Discontinued Operations
Loss on discontinued operations was $69.7 million for the year ended December 31, 2023, compared to $68.4 million for the year ended December 31, 2022. This increase of $1.3 million was primarily attributable to an increase in restructuring expense of $21.9 million, which includes the $16.4 million loss recorded on classification of held for sale, offset by a decrease in selling and marketing expenses of $8.5 million, a decrease in research and development expenses of $6.7 million and an improvement in gross profit margin of 2,900 basis points, during the year ended December 31, 2023.

Outlook
Due to the announced plan to realign resources to support the left-heart access distribution business and exit from the electrophysiology mapping and ablation businesses, the Company will no longer provide financial guidance.
About Acutus
Acutus is focused on the production of left-heart access products under its distribution agreement with Medtronic, Inc. Founded in 2011, Acutus is based in Carlsbad, California.
Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, successful completion of the Company’s restructuring plan, continued acceptance of the Company’s left-heart access products in the marketplace, the effect of global economic conditions on the ability and willingness of Medtronic to purchase the Company’s left-heart access products and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States and globally including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the Company’s ability to maintain its listing on Nasdaq, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:
Chad Hollister
Acutus Medical, Inc.
investors@acutus.com

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Acutus Medical, Inc.
Consolidated Balance Sheets

(in thousands, except share and per share amounts)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$19,170	$25,584
Marketable securities, short-term	3,233	44,863
Restricted cash, short-term	7,030	5,764
Accounts receivable	11,353	17,919
Inventory	4,278	1,794
Employer retention credit receivable	—	4,703
Prepaid expenses and other current assets	678	1,254
Current assets of discontinued operations (Note 3)	510	15,986
Total current assets	46,252	117,867

Property and equipment, net	825	1,669
Right-of-use assets, net	3,189	3,872
Other assets	94	94
Non-current assets of discontinued operations (Note 3)	3,600	9,938
Total assets	$53,960	$133,440

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	2,761	2,473
Accrued liabilities	2,887	3,310
Contingent consideration, short-term	—	1,800
Operating lease liabilities, short-term	718	319
Long-term debt, current portion	1,864	—
Warrant liability	409	3,346
Current liabilities of discontinued operations (Note 3)	10,303	8,624
Total current liabilities	18,942	19,872

Operating lease liabilities, long-term	3,243	4,103
Long-term debt	32,654	34,434
Other long-term liabilities	—	12
Total liabilities	54,839	58,421

Commitments and contingencies (Note 12)

Stockholders' (deficit) equity

Preferred stock, $0.001 par value; 5,000,000 shares authorized as of December 31, 2023 and December 31, 2022; 6,666 shares of the preferred stock, designated as Series A Common Equivalent Preferred Stock, are issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.001 par value; 260,000,000 shares authorized as of December 31, 2023 and December 31, 2022; 29,313,667 and 28,554,656 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	29	29
Additional paid-in capital	599,935	594,173
Accumulated deficit	(599,977)	(518,314)
Accumulated other comprehensive loss	(866)	(869)
Total stockholders' equity	(879)	75,019
Total liabilities and stockholders' equity	$53,960	$133,440

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Acutus Medical, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Year Ended December 31, 2023
(in thousands, except share and per share amounts)	2023	2022
Revenue	$7,164	$3,031
Cost of products sold	10,301	4,941
Gross loss	(3,137)	(1,910)

Operating expenses (income):
Research and development	3,482	3,118
Selling, general and administrative	14,066	20,315
Goodwill impairment	—	12,026
Change in fair value of contingent consideration	123	1,053
Gain on sale of business	(9,080)	(79,465)
Total operating expenses (income)	8,591	(42,953)
(Loss) income from operations	(11,728)	41,043

Other income (expense):
Loss on debt extinguishment	—	(7,947)
Change in fair value of warrant liability	2,937	33
Interest income	2,588	868
Interest expense	(5,655)	(5,149)
Total other expense, net	(130)	(12,195)
(Loss) income from continuing operations before income taxes	(11,858)	28,848
Income tax expense	63	15
Net (loss) income from continuing operations	(11,921)	28,833
Discontinued operations:
Loss from discontinued operations before income taxes	(69,530)	(68,382)
Income tax expense - discontinued operations	212	67
Loss from discontinued operations	(69,742)	(68,449)
Net loss	$(81,663)	$(39,616)

Other comprehensive income (loss):
Unrealized gain on marketable securities	7	39
Foreign currency translation adjustment	(4)	(691)
Comprehensive loss	$(81,660)	$(40,268)

Net (loss) earnings per share, basic:
(Loss) income from continuing operations	$(0.41)	$1.02
Loss from discontinued operations	$(2.40)	$(2.42)
Net loss per common share, basic	$(2.81)	$(1.40)

Net earnings (loss) per share, diluted:
(Loss) income from continuing operations	$(0.41)	$0.78
Loss from discontinued operations	$(2.40)	$(2.42)

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Net loss per common share, diluted	$(2.81)	$(1.40)

Weighted average number of common shares outstanding, basic	29,095,294	28,471,389
Weighted average number of common shares outstanding, diluted- continuing operations	29,095,294	37,152,367
Weighted average number of common shares outstanding, diluted- discontinued operations and net loss per common share	29,095,294	28,471,389

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Acutus Medical, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31, 2023
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(81,663)	$(39,616)
Less: Loss on discontinued operations	69,742	68,449
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	191	339
AcQMap Systems converted to sales	—	—
Sales-type lease gain	—	—
Amortization of intangible assets	—	220
Non-cash stock-based compensation expense	3,032	3,400
Accretion of discounts on marketable securities, net	(1,428)	(24)
Amortization of debt issuance costs	571	850
Amortization of operating lease right-of-use assets	683	649
Loss on debt extinguishment	—	7,947
Goodwill impairment	—	12,026
Gain on sale of business, net	(9,080)	(79,465)
Direct costs paid related to sale of business	—	(4,027)
Change in fair value of warrant liability	(2,937)	(33)
Loss on disposal of property and equipment	—	—
Change in fair value of contingent consideration	123	1,053
Changes in operating assets and liabilities:
Accounts receivable	(1,074)	(464)
Inventory	(2,484)	(65)
Employer retention credit receivable	4,703	(4,703)
Prepaid expenses and other current assets	656	2,452
Other assets	—	—
Accounts payable	288	(204)
Accrued liabilities	(700)	1,434
Operating lease liabilities	(461)	(526)
Other long-term liabilities	(12)	(538)
Net cash used in operating activities - continuing operations	(19,850)	(30,846)
Net cash used in operating activities - discontinued operations	(43,268)	(58,071)
Net cash used in operating activities	(63,118)	(88,917)

Cash flows from investing activities
Proceeds from sale of business	17,000	70,000
Purchases of available-for-sale marketable securities	(39,765)	(54,508)
Sales of available-for-sale marketable securities	750	18,599
Maturities of available-for-sale marketable securities	82,000	74,642
Purchases of property and equipment	(219)	(228)
Net cash provided by investing activities - continuing operations	59,766	108,505
Net cash used in investing activities - discontinued operations	(1,211)	(3,754)
Net cash provided by investing activities	58,555	104,751

Cash flows from financing activities
Repayment of debt	—	(44,550)
Penalty fees paid for early prepayment of debt	—	(1,063)
Borrowing under new debt, net of fees	—	34,825
Payment of debt issuance costs	(490)	(626)
Proceeds from the exercise of stock options	4	67
Repurchase of common shares to pay employee withholding taxes	—	(111)
Proceeds from employee stock purchase plan	25	214
Payment of contingent consideration	(1,923)	(372)
Net cash used in financing activities - continuing operations	(2,384)	(11,616)
Net cash used in financing activities - discontinued operations	(280)	—
Net cash used in financing activities	(2,664)	(11,616)

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Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,079	2,909

Net change in cash, cash equivalents and restricted cash	(5,148)	7,127
Cash, cash equivalents and restricted cash, at the beginning of the period	31,348	24,221
Cash, cash equivalents and restricted cash, at the end of the period	$26,200	$31,348

Supplemental disclosure of cash flow information:
Cash paid for interest	$5,012	$4,231

Supplemental disclosure of noncash investing and financing activities:
Changes between assets and liabilities in discontinued operations	$5,445	$(11,341)
Accounts receivable from sale of business	$9,360	$17,000
Change in unrealized (gain) loss on marketable securities	$(7)	$(39)
Change in unpaid purchases of property and equipment	$—	$54
Contingent consideration escrow release	$—	$381
Net book value on AcQMap system sales-type leases	$—	$244
Amount of debt proceeds allocated to warrant liability	$—	$3,379

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